AMENDED AND RESTATED UNDERWRITING AGREEMENT FOR
                                CLASS B SHARES OF
                              PILGRIM EQUITY TRUST

                        PILGRIM MIDCAP OPPORTUNITIES FUND


WHEREAS, Northstar Distributors, Inc., a Minnesota corporation, and Northstar Equity Trust, a Massachusetts business trust (the "Trust"), on behalf of the Northstar Mid-Cap Growth Fund (the "Fund"), have entered into an Underwriting Agreement pursuant to which Northstar Distributors, Inc. served as principal distributor of the Class B shares of the Fund; and

WHEREAS, Northstar Distributors,  Inc. has merged with Pilgrim Securities, Inc.,
a  Delaware  corporation,   which  merged  entity  shall  be  known  as  Pilgrim
Securities, Inc.; and

WHEREAS, the name of the Trust has been changed to Pilgrim Equity Trust and the name of the Fund has been changed to Pilgrim MidCap Opportunities Fund; and

WHEREAS, the Board of the Trust wishes to amend and restate the Underwriting Agreement to reflect that Pilgrim Securities, Inc. shall serve as the new principal distributor of the Class B shares of the Fund (the "Underwriter"), the new name of the Trust is Pilgrim Equity Trust, and the new name of the Fund is Pilgrim MidCap Opportunities Fund.

NOW, THEREFORE, the Agreement is hereby restated as follows:

1. The Fund hereby appoints the Underwriter as its exclusive agent to promote the sale and to arrange for the sale of Class B shares of beneficial interest of the Fund, including both unissued shares and treasury shares, through broker-dealers of otherwise, in all parts of the United States and elsewhere throughout the world. The Fund agrees to sell and deliver its Class B shares, upon the terms hereinafter set forth, as long as it has unissued and/or treasury Class B shares available for sale.

(a) The Fund hereby authorizes the Underwriter, subject to law and the Declaration of Trust, to accept, for the respective account of the Fund, orders for the purchase of its Class B shares, satisfactory to the Underwriter, as of the time of receipt of such orders by the dealer--or as otherwise described in the Prospectus of the Trust.

(b) The public offering price of Class B shares shall be the net asset value per share (as determined by or on behalf of the Fund) of the outstanding Class B shares of the Fund. The net asset value shall be regularly determined on every business day as of the time of the regular closing of the New York Stock Exchange and the public offering price shall become effective as set forth from time to time in the Prospectus; such net asset value shall also be regularly determined, and the public offering price shall become effective, as of such other times for the regular determination of net asset value as may be required or permitted by rules of the National Association of Securities Dealers, Inc. ("NASD") or of the Securities and Exchange Commission ("SEC"). The Fund shall furnish, or cause to be furnished, daily to the Underwriter, with all possible promptness, a detailed computation of net asset value of its Class B shares.

(c) (i) In consideration of the Underwriter's services as principal distributor of the Fund's Class B shares pursuant to this Agreement and in accordance with the provisions of the Trust's Amended and Restated Distribution and Service Plan (the "Plan") in respect of such shares the Fund agrees: (I) to pay to the Underwriter or, at the Underwriter's direction, to a third party, monthly in arrears on or prior to the 5th business day of the following calendar month (A) a service fee (the "Service Fee") equal to 0.25 of 1% per annum of the average daily net asset value of the Class B shares of the Fund outstanding from time to time, and (B) the Underwriter's "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") equal to 0.75 of 1% per annum of the average daily net asset value of the Class B shares of the Fund outstanding from time to time, and (II) to withhold from redemption proceeds in respect of Class B shares of the Fund the Underwriter's Allocable Portion of the Contingent Deferred Sales Charges ("CDSCs") payable in respect of such redemption as provided in the Prospectus of the Fund and to pay the same over to the Underwriter or, at the Underwriter's direction, to a third party, at the time the redemption proceeds in respect of such redemption are payable to the holder of the Class B shares redeemed.

     (ii) The Underwriter will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee payable in respect of the Class B shares of the Fund upon the settlement date of the sale of a "Commission Share" (as defined in the Allocation Schedule attached hereto as Schedule B) of the Fund taken into account in determining the Underwriter's Allocable Portion of such Distribution Fees.

     (iii) Notwithstanding anything to the contrary set forth in this Agreement or (to the extent waiver thereof is permitted thereby) applicable law, the Fund's obligation to pay the Underwriter's Allocable Portion of the Distribution Fees payable in respect of the Class B shares of the Fund shall not be terminated or modified for any reason (including a termination of this Agreement) except to the extent required by a change in the Investment Company Act of 1940 (the "Act"), the rules thereunder or the Conduct Rules of the NASD, in the case enacted or promulgated after November 16, 1999, or in connection with a "Complete Termination" (as hereinafter defined) of the Plan.

     (iv) The Fund will not take any action to waive or change any CDSC in respect of the Class B shares of the Fund, except as provided in the Fund's Prospectus or statement of additional information as in effect as of the date hereof, without the consent of the Underwriter and the permitted assigns of all or any portion of its rights to its Allocable Portion of the CDSCs.

     (v) Notwithstanding anything to the contrary in this Agreement, neither the termination of the Underwriter's role as principal distributor of the Class B shares of any Fund, nor the termination of this Agreement nor the termination of the Plan will terminate the Underwriter's right to its Allocable Portion of the CDSCs in respect of the Class B shares of the Fund.

     (vi) Notwithstanding anything to the contrary in this Agreement, the Underwriter may assign, sell or pledge (collectively, "Transfer") its rights to the Service Fees and its Allocable Portion of the Distribution Fees and CDSCs (but not its obligations to any Fund under this Agreement) to raise funds to make the expenditures related to the distribution of Class B shares of the Fund and in connection therewith, upon receipt of notice of such Transfer, the Fund shall pay, or cause to be paid, to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Underwriter's Service Fees, Allocable Portion of the Distribution Fees and CDSCs in respect of the Class B shares of the Fund so Transferred. Except as

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
provided in (iii) above and notwithstanding anything to the contrary set forth elsewhere in this Agreement, to the extent the Underwriter has Transferred its rights thereto to raise funds as aforesaid, the Fund's obligation to pay the Underwriter's Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B shares of the Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of the Underwriter (it being understood that such provision is not a waiver of the Fund's right to pursue the Underwriter and enforce such claims against the assets of the Underwriter other than the Underwriter's right to the Distribution Fees and CDSCs in respect of the Class B shares of the Fund, which have been so transferred in connection with such Transfer). The Fund agrees that the such Transferee is a third party beneficiary of the provisions of this clause (vi) but only insofar as those provisions relate to Distribution Fees and CDSCs transferred to such Transferee.

     (vii) For purposes of this Agreement, the term Allocable Portion of Distribution Fees and CDSCs payable in respect of the Class B shares of any Fund shall mean the portion of such Distribution Fees and CDSCs allocated to the Underwriter in accordance with the Allocation Schedule attached hereto as Schedule B.

     (viii) For purposes of this Agreement, the term "Complete Termination" of the Plan in respect of any Fund means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B shares of the Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to Rule 12b-1 under the Act in respect of the Class B shares of the Fund and any successor fund or any fund acquiring a substantial portion of the assets of the Fund and for every future class of shares which has substantially similar characteristics to the Class B shares of the Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

(d) The Underwriter may reallow any or all of the Distribution and Services Fees and CDSCs which it is paid under the Agreement to such dealers as the Underwriter may from time to time determine.

(e) The Underwriter may fix quantity discounts and other similar variances or waivers of the CDSCs not inconsistent with the provisions of the Act; provided however, that the Underwriter shall not impose any commission, permit any quantity discount, or impose any other similar waiver or variance in connection with the sale of Class B shares except as disclosed in the Prospectus of the Trust.

2. The Underwriter agrees to devote reasonable time and effort to enlist investment dealers to sell Class B shares of the Fund and otherwise promote the sale and distribution and act as Underwriter for the sale and distribution of the Class B shares of the Fund as such arrangements may profitably be made; but so long as its does so, nothing herein contained shall prevent the Underwriter from entering into similar arrangements with other funds and to engage in other activities. The Fund reserves the right to issue Class B shares in connection with any merger or consolidation of a Fund with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 22(d) of the Act.

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
3. To the extent a Fund shall offer (as set forth in the Trust's Prospectus) to provide physical certificates evidencing ownership of Class B shares, upon receipt by a Fund at its principal place of business of a written order from the Underwriter, together with delivery instructions, the Fund shall, as promptly as practicable, cause certificates for the Class B shares called for in such order to be delivered or credited in such amounts and in such names as shall be specified by the Underwriter, against payment therefor in such manner as may be acceptable to the Fund.

4. All sales literature and advertisements used by the Underwriter in connection with sales of the Class B shares of the Fund shall be subject to the approval of the respective Fund to which such literature relates. The Fund authorizes the Underwriter in connection with the sale or arranging for the sale of its Class B shares to give only such information and to make only such statements or representations as are contained in the Prospectus or in sales literature or advertisements approved by the Fund or in such financial statements and reports as are furnished to the Underwriter pursuant to paragraph 6 below. The Fund shall not be responsible in any way for any information, statements or representations given or made by the Underwriter or its representatives or agents other than such information, statements and representations.

5. The Underwriter, as agent of the Fund, is authorized, subject to the direction of the Fund, to accept Class B shares for redemption at prices determined as prescribed in the Prospectus of the Trust. Such price shall reflect the subtraction of the applicable CDSC, if any, computed in accordance with and in the manner set forth in the Trust's Prospectus. The Fund shall reimburse the Underwriter monthly for its out-of-pocket expenses reasonably incurred on behalf of the Fund in carrying out the foregoing authorization. The Underwriter shall report all redemptions promptly to the Fund.

6. The Fund shall keep the Underwriter fully informed with regard to its affairs, shall furnish the Underwriter with a certified copy of all financial statements, and a signed copy of each report, prepared by independent public accountants and with such reasonable number of printed copies of each annual and other periodic report of the Fund as the Underwriter may request, and shall cooperate fully in the efforts of the Underwriter to sell and arrange for the sale of its Class B shares and in the performance by the Underwriter of all its duties under this Agreement.

7. The Fund will pay or cause to be paid expenses (including counsel fees and disbursements) of any registration of its Class B shares of beneficial interest under, but not limited to, Federal, state or other regulatory authority, fees of filing periodic reports with regulatory bodies and of preparing, setting in type and printing the Prospectus and any amendments thereto prepared for use in connection with the offering of Class B shares of the Fund, for fees and expenses incident to the issuance of Class B shares of beneficial interest, such as the cost of stock certificates (if offered), issuance taxes, fees of the transfer agent, including the cost of preparing and mailing notices to shareholders pertaining to transactions with respect to shareholders' accounts, dividend disbursing agent's costs, including the cost for preparing and mailing notices confirming shares acquired by shareholders pursuant to the reinvestment of dividends and distributions, and the mailing to shareholders of prospectuses, and notices and reports as may be required from time to time by regulatory bodies or for such other purposes, except for purposes of sales by the Underwriter as outlined in paragraph 8 hereof.

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
8. The Underwriter shall pay all of its own costs and expenses (other than expenses and costs heretofore deemed payable by the Fund and other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder including (a) expenses of printing copies of the Prospectus to be used in connection with the sale of Class B shares of the Fund at printer's overrun costs; (b) expenses of printing and distributing or disseminating any other literature, advertising or selling aids in connection with the offering of Class B shares for sale (however, the expenses referred to in (a) and (b) do not include expenses incurred in connection with the preparation, printing and distribution of the Prospectus or any report or other communication to shareholders, to the extent that such expenses are necessarily incurred to effect compliance by the Fund with any Federal or state law or other regulatory bodies); and (c) expenses of advertising in connection with such offering;
provided, however, that the Underwriter shall not be required to pay for any such expenses to the extent that they are paid pursuant to a Fund's distribution plan adopted pursuant to Rule 12b-1 under the Act.

9. The Fund agrees to register, from time to time as necessary, additional Class B shares with the SEC, State and other regulatory bodies and to pay the related filing fees therefor and to file such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus or that their may be no omission to state a material fact therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Trust with the SEC and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended from time to time, and the term "Prospectus" shall mean the most recent form of prospectus authorized by the Trust for use by the Underwriter and by dealers.

10. This Agreement may be terminated at any time on not more than 60 days' written notice, without payment of a penalty, by the Underwriter, by vote of a majority of the class of outstanding voting securities of the respective Fund or by vote of a majority of the Trustees, acting separately on behalf of the Fund, who are not "interested persons" of the Fund and who have not direct or indirect financial interest in the operation of the Plan or in any agreements.

11. This Agreement shall terminate automatically in the event of its assignment. The term "assignment" for this purpose shall have the meaning defined in Section 2(a)(4) of the Act.

12. This Agreement has been approved by the Trustees of the Trust on behalf of the Fund and shall continue in effect for two years from its effective date.
Thereafter, this Agreement shall continue for successive annual periods, provided that such continuance is specifically approved annually by a majority of the Trustees who are not interested persons of the parties hereto as defined in the Act and either (a) by vote of the Trustees of the Trust or (b) by vote of a majority or the outstanding voting securities of the Fund, as defined in the Act.

13. The Declaration of Trust, establishing the Trust, dated August 1, 1998, a copy of which together with all amendments thereto (the "Declaration") is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder officer, employee or agent of the Trust and/or the Fund may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with affairs of the Trust, but the Trust property only shall be liable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized and to become effective as of this 16th day of November, 1999.

Attest:                                 PILGRIM EQUITY TRUST


By:                                     By:
    ---------------------------------       ------------------------------------


Attest:                                 PILGRIM SECURITIES, INC.


By:                                     By:
    ---------------------------------       ------------------------------------

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